Exhibit 99.1

Earnings Conference Call

August 7, 2024

8:00 a.m. CT

1 (888) 660-6431 (within North America)

1 (929) 203-2118 (outside of North America)

Access Code: 7372055

Webcast: ir.dnow.com

DNOW Reports Second Quarter 2024 Results

HOUSTON, TX, August 7, 2024 – DNOW Inc. (NYSE: DNOW) announced results for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights

•	Revenue was $633 million for the second quarter of 2024

•	Net income attributable to DNOW Inc. was $24 million, or $0.21 per diluted share, for the second quarter of 2024

•	Non-GAAP net income attributable to DNOW Inc. excluding other costs was $28 million, or $0.25 per diluted share, for the second quarter of 2024

•	EBITDA excluding other costs was $50 million or 7.9% of revenue for the second quarter of 2024

•	Cash provided by operating activities was $21 million for the second quarter of 2024 and $211 million for the trailing four quarters ending June 30, 2024

•	Repurchased $10 million of common stock in the second quarter of 2024

•	Cash and cash equivalents was $197 million and long-term debt was zero at June 30, 2024 with total liquidity of approximately $579 million

David Cherechinsky, President and CEO of DNOW, added, “We are delighted with the growth we achieved during the second quarter, in a challenging market, where we delivered $50 million in EBITDA and produced $18 million in free cash flow, bringing our free cash flow haul to $201 million over the past four quarters. We opportunistically repurchased $10 million in shares in the quarter and are on a path to complete the $80 million share repurchase program this year.

We continue to execute on our strategy to bolster DNOW’s capabilities and expand our core market, while further penetrating into midstream, energy evolution and adjacent industrial markets, providing additional opportunities for growth. The future remains bright thanks to our dedicated, skilled and passionate employees who work tirelessly and successfully to help solve our customers’ complex operational and supply chain challenges.

With $197 million in cash, no debt and $579 million of total liquidity, we continue to pursue complementary, margin accretive acquisitions where the combination would maximize shareholder value and fuel future DNOW success.”

Prior to the earnings conference call a presentation titled “DNOW Second Quarter 2024 Key Takeaways” will be available on the Company’s Investor Relations website.

About DNOW

DNOW is a worldwide supplier of energy and industrial products and packaged, engineered process and production equipment with a legacy of over 160 years. Headquartered in Houston, Texas, with approximately 2,600 employees and a network of locations worldwide, we offer a broad set of supply chain solutions combined with a suite of digital offerings branded as DigitalNOW® that provide customers world-class technology for digital commerce, data and information management. Our locations provide products and solutions to exploration and production, midstream transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers, engineering and construction as well as companies operating in the decarbonization, energy transition and renewables end markets.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by DNOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

DNOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$197	$299
Receivables, net	403	384
Inventories, net	399	366
Prepaid and other current assets	24	19

Total current assets	1,023	1,068
Property, plant and equipment, net	139	131
Deferred income taxes	105	118
Goodwill	192	139
Intangibles, net	57	28
Other assets	47	45

Total assets	$1,563	$1,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$278	$288
Accrued liabilities	123	120
Other current liabilities	11	10

Total current liabilities	412	418
Long-term operating lease liabilities	32	30
Other long-term liabilities	20	18

Total liabilities	464	466
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 106,549,496 and 106,257,565 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	2,028	2,032
Accumulated deficit	(783)	(828)
Accumulated other comprehensive loss	(151)	(145)

DNOW Inc. stockholders’ equity	1,095	1,060
Noncontrolling interest	4	3

Total stockholders’ equity	1,099	1,063

Total liabilities and stockholders’ equity	$1,563	$1,529

DNOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2024	2023	2024	2024	2023
Revenue	$633	$594	$563	$1,196	$1,178
Operating expenses:
Cost of products	495	460	434	929	907
Warehousing, selling and administrative	105	98	101	206	200

Operating profit	33	36	28	61	71
Other income (expense)	—	(1)	1	1	(1)

Income before income taxes	33	35	29	62	70
Income tax provision	8	1	8	16	4

Net income	25	34	21	46	66
Net income attributable to noncontrolling interest	1	—	—	1	1

Net income attributable to DNOW Inc.	$24	$34	$21	$45	$65

Earnings per share attributable to DNOW Inc. stockholders:
Basic	$0.21	$0.31	$0.20	$0.41	$0.59

Diluted	$0.21	$0.31	$0.19	$0.41	$0.59

Weighted-average common shares outstanding, basic	107	107	106	107	108

Weighted-average common shares outstanding, diluted	108	108	107	107	109

DNOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2024	2023	2024	2024	2023
Revenue:
United States	$512	$456	$435	$947	$883
Canada	56	66	66	122	149
International	65	72	62	127	146

Total revenue	$633	$594	$563	$1,196	$1,178

DNOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME ATTRIBUTABLE TO DNOW INC. TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2024	2023	2024	2024	2023
GAAP net income attributable to DNOW Inc. (1)	$24	$34	$21	$45	$65
Net income attributable to noncontrolling interest (2)	1	—	—	1	1
Interest expense (income), net	(1)	—	(2)	(3)	(1)
Income tax provision	8	1	8	16	4
Depreciation and amortization	9	6	7	16	12
Other costs:
Stock-based compensation	4	4	2	6	7
Other (3)	5	2	3	8	6

EBITDA excluding other costs	$50	$47	$39	$89	$94

EBITDA % excluding other costs (4)	7.9%	7.9%	6.9%	7.4%	8.0%

NET INCOME ATTRIBUTABLE TO DNOW INC. TO NON-GAAP NET INCOME ATTRIBUTABLE TO DNOW INC. EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2024	2023	2024	2024	2023
GAAP net income attributable to DNOW Inc. (1)	$24	$34	$21	$45	$65
Other, net of tax (5) (6)	4	(7)	2	6	(10)

Net income attributable to DNOW Inc. excluding other costs (6)	$28	$27	$23	$51	$55

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO NON-GAAP DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2024	2023	2024	2024	2023
GAAP diluted earnings per share attributable to DNOW Inc. stockholders (1)	$0.21	$0.31	$0.19	$0.41	$0.59
Other, net of tax (5) (6)	0.04	(0.06)	0.02	0.05	(0.09)

Diluted earnings per share attributable to DNOW Inc. stockholders excluding other costs (6)	$0.25	$0.25	$0.21	$0.46	$0.50

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income attributable to DNOW Inc. excluding other costs and (iii) diluted earnings per share attributable to DNOW Inc. stockholders excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)

Net income attributable to noncontrolling interest represents the income retained by the noncontrolling party of a joint venture in our international segment which we consolidate into our financials as we are the primary beneficiary and controlling member.

(3)	Other includes certain income and expenses and does not include stock-based compensation expense.

For the three and six months ended June 30, 2024, Other was primarily related to transaction-related charges, of which approximately $1 million and $3 million, respectively, were included in warehousing, selling and administrative, and approximately $4 million and $5 million, respectively, were included in cost of products. Transaction-related charges include transaction costs, inventory fair value step-up, retention bonus accruals and integration expenses associated with acquisitions.

(4)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(5)	Other, net of tax includes certain income and expenses and does not include stock-based compensation expense.

For the three and six months ended June 30, 2024, Other, net of tax, included approximately $4 million and $6 million, respectively, related to transaction-related charges.

(6)	Totals may not foot due to rounding.

5